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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of AboveNet Communications Inc.:


     We consent to the use in this Amendment No. 6 to Registration Statement No. 333-63141 of AboveNet Communications Inc. on Form S-1 of our report dated August 7, 1998 (December 4, 1998 as to Note 12) appearing in the Prospectus, which is part of this Registration Statement, and of our report dated August 7, 1998 relating to the financial statement schedule appearing elsewhere in this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

San Jose, California

December 8, 1998